EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 2001 relating to the financial statements, which appears in the 2000 Annual Report of Anworth Mortgage Asset Corporation on Form 10-K for the year ended December 31, 2000.



/s/  PricewaterhouseCoopers LLP
-------------------------------

PricewaterhouseCoopers LLP

Los Angeles, California
September 24, 2001